Exhibit 10.15.1

Execution Version

STRATEC DEVELOPMENT SERVICES AND EQUITY PARTICIPATION

AGREEMENT

THIS STRATEC DEVELOPMENT SERVICES AND EQUITY PARTICIPATION AGREEMENT (“Development Agreement”) is effective as of August, 15, 2011 (the “Effective Date”) and is made by and between STRATEC Biomedical Systems AG, a stock corporation formed under the laws of the Federal Republic of Germany, having its principal place of business at Gewerbestrasse 37, D-75217 Birkenfeld-Graefenhausen, Germany (hereinafter referred to as “STRATEC”), and Quanterix Corporation, One Kendall Square, Suite B14201, Cambridge, MA 02139 (hereinafter referred to as “QTX”, and both STRATEC and QTX are referred to as the “Parties”).  The Parties enter into this Agreement pursuant to 35 U.S.C. §103 (c), and the Parties wish to create the opportunity to avail themselves, should they so desire, of the protections of the Cooperative Research and Technology Enhancement (“CREATE”) Act, P.L. 108-453 for the work conducted by them hereunder.

WHEREAS, QTX is a company utilizing proprietary Single Molecule Array (SiMoATM) technology for the development and commercialization tests that measure clinically important proteins;

WHEREAS, STRATEC is engaged in and has expertise and experience in consulting for and the design, development, and manufacture of In Vitro Diagnostic analytical systems and components therefore.

WHEREAS, QTX has asked STRATEC to develop and manufacture for QTX a Single Molecule Array (SiMoATM) LSR Instrument Analyzer and subsequently the Aurora IVD Instrument Analyzer (hereinafter the Instrument, as defined below), and STRATEC desires to undertake the development of such Instrument on the terms and the conditions set forth herein;

WHEREAS, QTX desires to grant to STRATEC as consideration for all of STRATEC’s development efforts, costs and expenses, subject to STRATEC meeting certain Milestones as set forth herein, (a) warrants to acquire up to 2,000,000 shares of QTX’s yet to be created Series A-3 Preferred Stock, (b) subject to the terms and conditions of the Supply Agreement (as defined below), worldwide future manufacturing and license rights and exclusive supplier rights for the Instrument (as defined below), including the obligation of QTX to purchase [***] Instruments over a period of seven (7) years; and (c) payment of up to US$1,500,000 in cash to STRATEC;

WHEREAS, promptly following the execution of this Agreement, STRATEC and QTX shall enter into a Manufacturing and Supply Agreement for the exclusive manufacturing and subsequent supply of the Instrument for QTX, which shall become effective upon the Parties signatures evidencing the completion of Milestone 1 as set forth below, which Manufacturing and Supply Agreement shall include the terms and conditions set forth in Exhibit 4 and other customary and reasonable terms and conditions (hereafter referred to as the STRATEC Development Services and Equity Participation Agreement “the Supply Agreement”).

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth, the Parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Acceptance Criteria.  As used herein, “Acceptance Criteria” shall mean the criteria contained in the Acceptance Criteria documentation generated in Phase 1 in mutual agreement (Exhibit 1) in effect at the time of the acceptance decision (such criteria being intended to verify fulfillment of the product requirements) to be applied by QTX in determining whether an Instrument received from STRATEC shall be accepted. The Acceptance Criteria for Prototype, Validation and Production Instruments will be finalized and approved by both Parties in Phase 1.

1.2          Affiliate.  As used herein, “Affiliate” shall mean an incorporated or unincorporated entity, wherever organized, which controls, is controlled by or is under common control with QTX or STRATEC. Control means the direct or indirect legal, equitable or factual power to select a majority of the members of, or otherwise to direct the decisions made by, the directors or other governing authorities of an organization (determined without regard to events of default of fiduciary obligations which might limit or restrict exercise of such power).

1.3          Agreement.  As used herein, “Agreement” shall mean the body of this Development Agreement and the Exhibits and Schedules attached hereto.

1.4          Change Control.  As used herein, “Change Control” shall mean a process that is used to track and document versions of hardware, software, and documentation, which incorporate mutually agreed upon changes to the previous configuration.

1.5          Currency.  All currency amounts set forth in this Agreement are stated in U.S. Dollars.

1.6          Core Team.  As used herein, “Core Team” shall comprise QTX and STRATEC personnel that have individually been named by QTX and STRATEC for the purposes of communicating with each other regarding the development activities to be performed hereunder and also has the right to change Project Parameters within a contractually predefined framework. The Core Team members are listed in Exhibit 2.

1.7          GMP.  As used herein, “GMP” means current good manufacturing practices, including without limitation the FDA’s Quality System Regulations pursuant to Title 21 of the United States Code of Federal Regulations, Part 820, as applicable to the manufacture of a Class [2] medical instrument to gain 510(k) approval by the FDA.

1.8          Know-How.  As used herein, “Know-How” shall mean any information of a commercial, technical, manufacturing or other nature such as designs, drawings, blueprints, parts lists and

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

specifications, test data, charts and graphs, manufacturing procedures, operation sheets, bills of material and lists and any other information, formulas, methods or equipment.

1.9          Milestone.  As used herein, “Milestone” means each of the milestone events set forth in Section 2.2(b), as more fully described in the Project Schedule.

1.10        New QTX Technology.  As used herein, “New QTX Technology” shall refer to technology and inventions and Intellectual Property Rights therein developed by QTX or STRATEC, individually or jointly, during the development under the scope of this Agreement that (i) are improvements, modifications or derivatives of Pre-Existing QTX Technology, or (ii) relate specifically to the QTX’s Pre-Existing Technology and are not generally necessary for STRATEC to continue or improve its business model of providing design, engineering and manufacturing work to multiple clients.

1.11        New STRATEC Technology.  As used herein, “New STRATEC Technology” shall refer to technology and inventions and Intellectual Property Rights therein developed by QTX or STRATEC, individually or jointly, during the development under the scope of this Agreement that (i) are improvements, modifications or derivatives of Pre-Existing STRATEC Technology, or (ii) are not specific to the QTX’s Pre-Existing Technology and are necessary for STRATEC to continue or improve its business model of providing design, engineering and manufacturing work to multiple clients including but not limited to clients performing sales activities in the area of plasma protein diagnosis.

1.12        Payment.  As used herein, “Payment” shall mean the remittance of an amount of money in response to an invoice that has been issued by one of the Parties hereto and received by the other Party and the delivery of an enforceable document evidencing the rights pursuant to the Warrants.

1.13        Instrument.  As used herein, “Instrument” shall mean a platform instrument comprising of a Single Molecule Array (SiMoATM) LSR and subsequently the Aurora IVD instrument analyzer as described in the PDR (Exhibit 1).  The Instrument shall be developed by STRATEC under this Agreement and sold to QTX or a partner of QTX under the Supply Agreement in accordance with the Project Parameters as defined below.

1.14        Intellectual Property Rights.  As used herein, “Intellectual Property Rights” shall mean any and all of the following: (a) patents and patent applications, (b) copyrights in both published and unpublished works, (c) rights (including without limitation trade secret rights) in Know-How, (d) trademark and service mark rights, (e) any and all other intellectual property rights and (f) any and all registrations and applications for registration of any of the foregoing.

1.15        LSR Prototypes.  As used herein, “LSR Instrument Prototypes” shall mean the first functional Instrument prototype units, containing the planned hardware modules, enclosure and baseline software functionality to conduct assay integration, software integration, support

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

hardware verification testing, develop manufacturing and test procedures and support preliminary reliability testing.  Some components may not represent final parts (example: vacuum-formed instead of molded, machined instead of cast, etc).  The software functionality will be limited at this stage and some workarounds may be required.

1.16      LSR Validation Instruments.  As used herein, “LSR Validation Instruments” shall mean Instrument suitable to support hardware, software, and system verification and validation including formal reliability testing.  These systems will be built with the planned production hardware modules, enclosure and other features and most of the planned software features implemented.  Lessons learned from the manufacture of the Prototypes will be incorporated, as much as possible, into the LSR Validation Instruments.  The LSR Validation Instruments will be used to finalize the manufacturing and test procedures in preparation for the pre-production build.  These units will be used for most of the verification tasks and to generate assay performance data for regulatory submissions, and must be sufficiently final for use in such applications.  The differences between validation system and pre-production level hardware are mostly limited to manufacturing techniques (e.g. machined parts instead of molded parts for lower risk components), and final labeling.

1.17      LSR Production Instruments.  As used herein, “LSR Production Instruments” are systems, built with all series-level hardware features, manufactured using series-level manufacturing techniques and manufactured under full scope of the Device Master Record after declaration of production readiness.

1.18        Phase I.  As used herein, “Phase I” shall mean Instrument specification and project planning, including finalization and mutual agreement of the Parties on the Shipping Criteria, PDR, PSD, and Acceptance Criteria.

1.19        Phase II.  As used herein, “Phase II” shall mean design and development, including (i) delivery of breadboard instruments; and (ii) delivery of LSR Instrument Prototypes.

1.20        Phase III.  As used herein, “Phase III” shall mean Verification of Design, including acceptance testing of LSR Instrument Prototypes.

1.21        Phase IV.  As used herein, “Phase IV” shall mean acceptance testing of Instruments and release for manufacturing, including (i) Delivery of LSR Validation Instruments; (ii) acceptance testing of LSR Validation Instruments; and (ii) release of LSR Validation Instruments for manufacture of LSR Production Instruments.

1.22        Phase V.  As used herein, “Phase V” shall mean acceptance testing of IVD Instrument and release for manufacturing.

1.23        Pre-Existing QTX Technology.  As used herein, “Pre-Existing QTX Technology” shall mean any and all inventions and technology and all Intellectual Property Rights therein that are

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) owned by or otherwise vested in and/or controlled by QTX prior to the Effective Date, or (b) developed independently from this Agreement by or on behalf of QTX.

1.24        Pre-Existing STRATEC Technology.  As used herein, “Pre-Existing STRATEC Technology” shall mean any and all inventions and technology and all Intellectual Property Rights therein that are (a) owned by or otherwise vested in and/or controlled by STRATEC prior to the Effective Date, or (b) developed independently from this Agreement by or on behalf of STRATEC.

1.25        Project Parameters.  As used herein, “Project Parameters” shall mean: (a) the Product Design Requirements (“PDR”); (b) the Product Specification Document (“PSD”) which includes the specifications for the applicable Instrument (“Specifications”); (c) the Reliability Program Plan; (d) the Project Planning Documents, including the Project Schedule, containing a list of Milestones and the dates of completion for those Milestones; (e) the Project Proposal; (f) Acceptance Criteria; and (g) Shipping Criteria. The preliminary Project Parameters (other than with respect to the PSD), as they exist as of the Effective Date, are attached hereto as Exhibit 1.

1.26        Reliability Program Plan.  As used herein, “Reliability Program Plan” shall mean a mutual plan approved by both Parties consisting of deliverables to achieve the reliability targets established by the Product Design Requirements.  The Reliability Program Plan shall be established during the finalization of the Product Design Requirements and shall cover all development related activities in detail. STRATEC and QTX shall update the Reliability Program Plan during the development to include learnings from prior phase(s) and cover the post launch reliability activities.

1.27        Shipping Criteria.  As used herein, “Shipping Criteria” shall mean the criteria Instrument requirements contained in the approved PDR in effect at the time of intended shipment (such criteria being intended to verify fulfillment of the product requirements) to be applied by STRATEC in determining whether a Instrument is suitable for shipment to QTX.  The Shipping Criteria for Instruments will be finalized and approved by both Parties in Phase 1.

1.28        Steering Committee.  As used herein, “Steering Committee” shall mean a committee which shall consist of six members, three to be appointed by STRATEC and three to be appointed by QTX.  The Steering Committee shall supervise the performance of the program. Each Party to this Agreement may substitute its designees with another employee by providing written notice of the same.  The Steering Committee can, if necessary and upon mutual consent, have employees and/or consultants of either Party attend its meetings to be consulted on certain issues.

1.29        Third Party.  As used herein, “Third Party” means any person or entity other than a Part or its Affiliates.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.30        Training.  As used herein, “Training” shall mean instruction in the theory, operation, and maintenance of the Instrument.

1.31        IVD Instrument.  As used herein, “IVD Instrument” shall mean an instrument compatible with regulatory approval as an in vitro diagnostics medical device (e.g., via certain software controls) comprising of a Single Molecule Array (SiMoATM) Aurora IVD instrument analyzer as described in the PDR (Exhibit 1).  The IVD Instrument shall be developed by STRATEC and sold to QTX or a partner of QTX under the Supply Agreement in accordance with the Project Parameters.

1.32        IVD Validation Instrument.  As used herein, “IVD Validation Instrument” shall mean an Instrument suitable to support hardware, software, and system verification and validation including formal reliability testing.  These systems will be built with the planned production hardware modules, enclosure and other features and most of the planned software features implemented.  Lessons learned from the manufacture of the Prototypes will be incorporated, as much as possible, into the IVD Validation Instruments.  The IVD Validation Instruments will be used to finalize the manufacturing and test procedures in preparation for the pre-production build.  These units will be used for most of the verification tasks and to generate assay performance data for regulatory submissions, and must be sufficiently final for use in such applications.  The differences between validation system and pre-production level hardware are mostly limited to manufacturing techniques (e.g. machined parts instead of molded parts for lower risk components), and final labeling.

SECTION 2

DEVELOPMENT AND ADAPTATION, PAYMENTS, TERMINATION

2.1          Development Services, Change Orders.

a.             Development Services.  STRATEC shall develop the Instrument in material accordance with the Project Parameters and the terms and conditions as defined in this Agreement (hereinafter the “Development Services”).  STRATEC shall apply and assign personnel, equipment, supplies, and all other appropriate resources at its disposal to develop the Instrument and provide the respective Development Services.  QTX shall use its reasonable commercial efforts to cooperate and coordinate with STRATEC in connection with all design activities related to STRATEC’s performance of the Development Services.

b.             Phases.  The Parties intend that their activities pursuant to this Agreement will be divided into five phases, as follows: Phase 1, Instrument Specification and Project Planning; Phase 2, Design and Development; Phase 3, Verification of Design; Phase 4, Acceptance of LSR Instruments and release for manufacturing; and Phase 5, Acceptance of IVD Instrument and release for manufacturing.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

c.             Regulatory Compliance.  STRATEC shall design and develop the Instrument in accordance with international regulatory requirements, (EN ISO 13485:2003 and ISO 9001 (2008)) including in particular, the then current Quality Systems Regulations (“QSR”) as established by the United States Food and Drug Administration in accordance with GMPs covering devices regulated by each FDA Center governing the intended use of the Instrument, i.e., diagnostic testing).  The instrument shall meet the applicable EMC, CE and safety requirements incorporating IVD-D, as well as UL’s requirements and other applicable standards needed to sell the instrument in the EU, Canada and the U.S.

d.             Debarrment.  Neither STRATEC nor any of STRATEC’s personnel performing Development Services under this Agreement have been debarred, and to the best of STRATEC’s knowledge, are not under consideration to be debarred, by the a Federal agency of the United States of America from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992. STRATEC shall not knowingly employ or contract with any individual or entity listed by a Federal agency of the United States of America as debarred.

e.             Requested Orders, Changes to Development Services.  QTX and STRATEC are entitled to introduce change order(s) affecting the Development Services:

(i)            Change order before occurrence of Milestone 3: Before the occurrence of Milestone 3 defined in Article 2 below, any change in the Development Services must be mutually agreed upon the Parties by means of a written amendment to the Agreement.

(ii)           Change order after occurrence of Milestone 3: After occurrence of Milestone 3 defined in Section 2 below, any change in the Development Services must be processed by the Parties, as follows :

•          Change Request by QTX.

QTX shall inform STRATEC of any change request in writing. After the initial change request by QTX, the Parties shall use the detailed STRATEC’s change control process (Exhibit 3).  The change request shall be finally implemented through a Work Statement, as per the principles of Section 2.1 f. below.

•          Change Request by STRATEC.

STRATEC shall inform QTC of any change request in writing. After the initial change request by STRATEC, the Parties shall use the detailed STRATEC’s change control process (Exhibit 3).  The change request shall be finally implemented through a Work Statement, as per the principles of Section 2.1 f. below.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

STRATEC warrants QTX that it shall use its best commercial efforts to ensure the stability of the Development Services and prevent any modification of the Development Services over the Term of the Agreement, including notably preventing any modification or variation in the price, costs, expenses, raw materials, sub-components, configuration or design of the Instrument, manufacturing process, or labeling, packaging, tooling or equipment, whether such modifications are intended by STRATEC or one of its subcontractors (hereafter a “Modification”).

(iii)          No Modification whatsoever shall be implemented until it has gone through the Change Control procedures defined in the present Section 2 and resulted in a signed Work Statement as per the Section 2.1 f. below.

f.             Work Statement.  The Party proposing a Modification above shall in any case deliver to the other Party a proposed work statement (hereafter “Work Statement”).  Any Work Statement submitted shall typically contain the following information:

•                                          a description of the proposed change and associated services;

•                                          the Party proposed approach to perform such services;

•                                          the estimated cost of such change;

•                                          the estimated time schedule for performance and delivery of the deliverables;

•                                          completion and acceptance criteria; and the effect, if any, on the proposed transfer price of the Development Services concerned.

Upon receipt of a proposed Work Statement, the Parties shall negotiate in good faith to mutually agree upon a final Work Statement, which shall be signed by both Parties following agreement. Any Work Statement leading to either (i) an adjustment of the most recently agreed upon costs or transfer prices; or (ii) a material change in the Specifications; (iii) any change in the terms of the Agreement, shall be agreed to by the Parties through the Steering Committee (as defined above) and shall ultimately be subject to a written amendment of the Agreement, provided that neither Party shall be obligated to agree to any unreasonable Modification.  In any case, either Party is entitled to request that a Work Statement shall be subject to a written amendment of the Agreement, if it deemed appropriate to the nature of change contemplated in the Work Statement. In no event shall QTX be obligated to agree to any changes or modifications to the Development Services that unreasonably increase the costs payable by QTX hereunder or unreasonably delay the achievement of the Milestones as set forth in the Project Schedule.

It shall be considered unreasonable for STRATEC to withhold consent to any change in the Development Services proposed by QTX, unless STRATEC provides written verification that such changes would prevent the development of the Instrument or increase the costs of the development of the Instrument, by [***] U.S. Dollars (US$[***]) or delay the Project Schedule by thirty (30 days.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

g.             Core Development Team, Local Integration.  The Parties will assign and make available for the coordination of STRATEC’s performance of the Development Services a reasonable number of employees or contractors comprising the core of the development team (“Core Development Team”).  The quantity and qualification as well as the time line of their respective involvement throughout the Term of this Agreement shall be set forth in a Schedule to Exhibit 1, which shall be reasonably amended from time to time.  In addition, STRATEC shall involve, as part of the Core Development Team, a specialist in the United States for localization work to be performed. STRATEC shall be obligated to adequately provide reasonably sufficient personnel with the necessary qualifications as part of the Core Development Team.  The Steering Committee shall have oversight over the Core Development Team, its size and involvement of its members in its reasonable discretion.  The Core Development Team and Steering Committee personnel are provided in Exhibit 2.

2.2          Consideration and Payments by QTX, Warrants.

a.             Compensation for STRATEC.  Subject to the termination provisions of Section 2.6 and the provisions set forth in Section 2.2 c. below, QTX shall pay or issue to STRATEC for the activities to be performed by STRATEC hereunder consideration as follows: (i) aggregate cash payments of up to US$1,500,000 (“Cash Payment”); and (ii) warrants (the “Warrants”) to purchase up to 2,000,000 shares of Series A-3 Preferred Stock of QTX having the terms and conditions set forth on Exhibit 5 attached hereto (the “Series A-3 Preferred Stock”).  The Warrants, when issued in accordance with this Section 2.2 shall be in the form of Exhibit 6 attached hereto, shall have an exercise price of US$.001 per share of Series A-3 Preferred Stock underlying such Warrant and shall have a seven (7) year term from the date of issuance of each such Warrant.  The total number of shares of Series A-3 Preferred Stock to be issued to STRATEC upon exercise of the Warrants, assuming that all Milestones have been met in full, shall not be less than [***]% of the fully diluted capital stock of QTX after giving effect to the Next Equity Financing of QTX.  In the event that after giving effect to the Next Equity Financing, the aggregate number of shares of Series A-3 Preferred Stock to be issued to STRATEC upon exercise of the Warrants, assuming that all Milestones have been met in full, is less than [***]% of the fully diluted capital stock of the QTX, then the number of Warrant Shares set forth below shall be adjusted accordingly.  For purpose hereof, the term “Next Equity Financing” shall mean the next sale by QTX of its preferred stock occurring after the date hereof. For the avoidance of doubt, STRATEC acknowledges that this is a one time contractual adjustment solely including the Next Equity Financing and any future issuance of shares may dilute STRATEC’s equity position of Series A-3 Preferred Stock.  For the avoidance of doubt, STRATEC acknowledges that this is a one time contractual adjustment solely including the Next Equity Financing and any future issuance of shares may dilute STRATEC’s equity position of Series A-3 Preferred Stock; provided, however, that notwithstanding the foregoing this acknowledgment shall not be construed as a waiver by STRATEC of any of its rights under the Delaware General Corporation Law or otherwise.  Within thirty (30) days of the date of the execution of this Agreement, QTX shall take such steps as are reasonably necessary including obtaining the necessary Board of

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Director and Stockholder approvals to amend the Certificate of Incorporation of QTX to authorize the Series A-3 Preferred Stock and STRATEC shall become a party to the provisions of Section IV (Rights to Purchase), Section 3.3 (Right of First Refusal), Section 3.4 (Co-Sale Option of Investors) and Section 7.16 (Lock-Up Agreements) of that certain Stockholders Agreement dated June 20, 2007 by and between QTX and the parties named therein (the “Stockholders Agreement”) by executing an amendment to the Stockholders Agreement in the form attached as Exhibit 7 hereto.

b.             Payment Schedule, Vesting and Issuance of Warrants.  QTX’s payments in cash and issuance of Warrants to STRATEC shall be in accordance with the following Payment Schedule:

PAYMENT SCHEDULE

MS	Milestone	Approximate Date	Payment & Consideration
1	Completion of Phase 1		US$[***] (Cash Payment)
2	Completion of Phase 2, including delivery of breadboard instruments and delivery of first LSR Instrument Prototype		US$[***] (Cash Payment) Issuance of [***] Warrants
3	Completion of Phase 3, including Acceptance of LSR Instrument Prototype		US$[***] (Cash Payment) Issuance of [***] Warrants
4	Start of Phase 4 and Delivery of first LSR Validation Instrument		US$[***] (Cash Payment) Issuance of [***] Warrants
5	Completion of Phase 4 and Release of LSR Validation Instrument for manufacturing		US$[***] (Cash Payment) Issuance of [***] Warrants
6	Completion of Phase 5 and release of IVD Instrument for manufacturing		US$[***] (Cash Payment) Issuance of [***] Warrants
	Total Amount Due /Warrants Earned		US$1,500,000 (Cash Payment) Issuance of 2,000,000 Warrants

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

To be able to meet this schedule QTX shall make available the Consumable Concept and Consumables (Reaction vessel, reagent packaging etc.), both as set forth in the Development Concept, to STRATEC in sufficient quantities not later than reaching Milestone 2 (i.e., following the occurrence of Milestone 1).

A delay by either Party in one of the Milestones shall be submitted to the other Party on the time of notice.  This may effect the schedule for all following Milestones.

a.             Milestone 1: Upon the Parties’ joint confirmation that completion of Milestone 1 has occurred, STRATEC shall invoice QTX for the amount due as set forth above. QTX shall remit Payment to STRATEC within thirty (30) days of receipt of the invoice.  In the event that the Parties are unable to complete Milestone 1 within thirty (30) of the Effective Date, either Party may terminate this Agreement with fifteen (15) days prior written notice to the other Party, and notwithstanding anything in this Agreement to the contrary, such right of termination shall not be subject to the dispute resolution procedures set forth in Section 7.14.

b.             Milestone 2: Upon the Parties’ joint confirmation that completion of Milestone 2 has occurred, STRATEC shall invoice QTX for the amount due and shall be entitled to receive the Warrants as set forth above.  QTX shall remit Payment to STRATEC and provide an enforceable document evidencing the issue of the Warrants earned within thirty (30) days of receipt of the invoice.

c.             Milestone 3: Within a period not exceeding forty (45) days following QTX’s receipt of the first LSR Instrument Prototype QTX shall (i) complete testing in accordance with the Acceptance Criteria attached hereto as Exhibit 1, and provide STRATEC with a written statement confirming that such Acceptance Criteria (Milestone 3) have been met, or (ii) provide STRATEC with detailed written deviation report. If QTX declines STRATEC’s achievement of the agreed upon Acceptance Criteria, then QTX shall not be required to make any further payments until the LSR Instrument Prototype meets the Acceptance Criteria.  If the LSR Instrument Prototype does not meet the Acceptance Criteria within seventy five (75) days from the initial delivery to QTX, then STRATEC shall have an additional ten (10) Days to deliver a LSR Instrument Prototype that conforms with the Acceptance Criteria, after which QTX may terminate this Agreement for breach pursuant to Section 2.6(b) below (in which case the Supply Agreement shall automatically terminate), or give STRATEC such additional time as is necessary to take the steps to ensure that the LSR Instrument Prototype meets Acceptance by QTX. If QTX confirms the achievement of the Acceptance Criteria or fails to decline

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

STRATEC’s achievement of the Acceptance Criteria within the said period of forty five (45) days STRATEC shall invoice QTX for the amount due and shall be entitled to receive the Warrants as set forth above. QTX shall remit Payment and issue the Warrants earned to STRATEC within thirty (30) days of receipt of the invoice and provide an enforceable document evidencing the Warrants earned.

d.             Milestone 4: Upon the Parties’ joint confirmation of STRATEC’s completion of the activities resulting in the availability of LSR Validation Instruments for acceptance testing in accordance with Milestone 5 (including QTX’s receipt of an LSR Validation Instrument and evidence that Shipping Criteria have been met), STRATEC shall provide QTX with a written notice thereof. STRATEC invoice QTX for the amount due and shall be entitled to receive the Warrants as set forth above.  QTX shall remit Payment to STRATEC and issue the Warrants earned within thirty (30) days of receipt of the invoice and provide an enforceable document evidencing the Warrants earned.

e.             Milestone 5: Within a period not exceeding forty five (45) days following OTX’s receipt of the first LSR Validation Instrument, QTX shall (i) complete testing in accordance with the Acceptance Criteria attached hereto as Exhibit 1, and provide STRATEC with a written statement confirming that such Acceptance Criteria (Milestone 5) have been met, or (ii) provide STRATEC with detailed written deviation report. If QTX declines STRATEC’s achievement of the agreed upon Acceptance Criteria, then QTX shall not be required to make any further payments until the LSR Validation Instrument meets the Acceptance Criteria.  If the LSR Validation Instrument does not meet the Acceptance Criteria within seventy five (75) days from the initial delivery to QTX, then STRATEC shall have an additional ten (10) Days to deliver a LSR Validation Instrument that conforms with the Acceptance Criteria, after which QTX may terminate this Agreement for breach pursuant to Section 2.6(b) below (in which case the Supply Agreement shall automatically terminate), or give STRATEC such additional time as is necessary to take the steps to ensure that the LSR Validation Instrument meets Acceptance by QTX. If QTX confirms the achievement of the Acceptance Criteria or fails to decline STRATEC’s achievement of the Acceptance Criteria within the said period of forty five (45) days STRATEC shall invoice QTX for the amount due and shall be entitled to receive the Warrants as set forth above. QTX shall remit Payment and issue the Warrants earned to STRATEC within thirty (30) days of receipt of the invoice.

f.             Milestone 6: Within a period not exceeding forty five (45) days following OTX’s receipt of the first IVD Validation Instrument, QTX shall (i) complete testing in accordance with the Acceptance Criteria attached hereto as Exhibit 1, and provide STRATEC with a written statement confirming that such Acceptance Criteria (Milestone 6) have been met, or (ii) provide STRATEC with detailed written deviation report.  If QTX declines STRATEC’s achievement of the agreed upon Acceptance Criteria, then QTX shall not be required to make any further payments until the IVD Validation Instrument meets the Acceptance Criteria.  If the IVD Validation Instrument does not meet the Acceptance Criteria within seventy five (75) days from

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

the initial delivery to QTX, then STRATEC shall have an additional ten (10) Days to deliver an IVD Validation Instrument that conforms with the Acceptance Criteria, after which QTX may terminate this Agreement (in which case the Supply Agreement shall automatically terminate), or give STRATEC such additional time as is necessary to take the steps to ensure that the IVD Validation Instrument meets Acceptance by QTX.  If QTX confirms the achievement of the Acceptance Criteria or fails to decline STRATEC’s achievement of the Acceptance Criteria within the said period of forty five (45) days STRATEC shall invoice QTX for the amount due and shall be entitled to receive the Warrants as set forth above. QTX shall remit Payment and issue the Warrants earned to STRATEC within thirty (30) days of receipt of the invoice.

g.             Declination of the occurrence of Milestones 2 and 4.  In case of QTX’s declination of the occurrence of Milestones 2 and 4 pursuant to any Sections of 2.2 b or 2.2 d above QTX shall, within ten (10) days following QTX’s declination, assess at STRATEC’s site whether the Shipping Criteria have been met. Should, as a result of such assessment, QTX and STRATEC agree that Shipping Criteria have been met or deviations from the Shipping Criteria are irrelevant at this stage QTX shall release the relevant shipment.  If the Parties agree on changes to the Shipping Criteria to be implemented prior to QTX’s release for shipment, the Parties shall in good faith agree on an additional period between thirty (30) and ninety (90) days to be given to STRATEC to undertake the necessary steps to ensure that the Instrument units meet the agreed upon Shipping Criteria.

h.             Declination of the occurrence of Milestones 2 and 4.  If QTX declines STRATEC’s achievement of the agreed subset of Acceptance Criteria pursuant to Sections 2.2 e or 2.2 f and the Parties agree on improvements to be implemented prior to QTX’s relevant release, the Parties shall in good faith agree on an additional period between thirty (30) and ninety (90) days to be given to STRATEC to undertake the necessary steps to ensure that the IVD Validation Instrument or LSR Validation Instrument, as applicable, units meet the relevant agreed upon criteria. If STRATEC, in QTX’s opinion fails to meet the agreed upon criteria for any such improvements during such period of time, QTX shall bring the issue to the Steering Committee for a decision which the Steering Committee shall reach within ten (10) business days. Thereafter, if the Steering Committee has decided that STRATEC still fails to meet the criteria or is unable to reach any conclusion, QTX shall have the right but not the obligation to initiate the termination procedure pursuant to Section 2.6 b.

i.            In the event the Parties disagree on the achievement of any Milestones the Steering Committee shall use its best efforts to make a determination within ten (10) business days upon being notified in writing by a Party.

2.3          Communication and Changes to Project Parameters.

a.             The responsibilities of the Parties to this Agreement are set forth in the Project Parameters (Exhibit 1).  In the event of a conflict between the terms and conditions among the body of this Development Agreement and/or the Exhibits, the terms and conditions that govern

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall be determined by the following in the following order: (i) the body of the Development Agreement, and (ii) the Exhibits and appropriate attachments.

b.             Each Party shall name a finite number of personnel as Core Team members.  The Core Team members (Exhibit 2) must comprise at least one Project Manager each for QTX and STRATEC.  Each Party may replace any of its Core Team members with prior notice to the other Party.  Each Party shall primarily communicate to the other Party through, and direct any and all communication regarding the development activities performed under this Agreement to, the other Party’s Project Manager.  When appropriate, Core Team members of each Party may communicate directly.  Any communication from one Party to the other Party that is not directed to a Core Team member shall be deemed as being outside the scope of this Agreement and shall not bind either Party.

c.             STRATEC shall be responsible for establishing and maintaining, at its own expense, the Change Control for all released STRATEC documents regarding any changes to design of the Instrument. STRATEC shall establish a shared file system and QTX shall have online access to it. Change Control shall start immediately after the prototype phase of the development, using a modified process to be agreed upon between the Parties.  Beginning with the manufacturing of LSR Validation Instruments the Parties shall employ a Change Control process in its full scope, following the then current version of STRATEC’s SOP PB035 attached hereto as an example applicable at the date of execution of this Agreement as Exhibit 3.

d.             QTX agrees that any requested and agreed change in Project Parameters (Exhibit 1), any Modification, or other QTX requested and agreed upon changes of the Development Services and the respective Milestones may lead to an upward adjustment of the consideration as agreed in Section 2.2 compensating STRATEC for the additional efforts and/or change of internal reallocation of resources and cost, if applicable; provided however that STRATEC shall not be obligated to agree to any such changes without an agreed upon written adjustment agreement amending this Agreement as to adjusted consideration and revised time lines for any Development Services.

2.4          Training.

a.             Prior to the shipment of any Instruments to QTX, STRATEC shall supply reasonable and timely Training to adequately qualified QTX personnel or its representatives in the design, servicing and operation of such Instrument.  Such Training will be provided at no cost to QTX and each shall take place in one Training session at STRATEC’s facility and be restricted to a total five trainees.  Such sessions shall be for the purpose of “Training the trainer” and the contents will be mutually agreed upon by QTX and STRATEC. QTX shall be responsible for all travel related expenses incurred by QTX in connection with this Section 2.4(a).  If QTX requests additional Training, STRATEC shall supply such Training at a cost of [***] per day.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Any service of Instruments in the field shall be performed by QTX. STRATEC shall provide third level support, if any, to QTX solely pursuant to terms and conditions contained in the Supply Agreement of even date herewith.

b.             STRATEC shall provide all standard maintenance training and support services to QTX for the Instruments, including, if applicable, training concerning maintenance, technical service, and repair at a facility of QTX’s choosing in the United States or Europe for [***] per STRATEC trainer per day. QTX shall be responsible for all travel related expenses incurred by STRATEC in connection with this Section 2.4 b.

2.5          Shipping and Delivery.

a.             Delivery.  [***] from STRATEC’s site in either Birkenfeld, Germany or Beringen, Switzerland. QTX shall designate the shipper and all shipping charges shall be billed directly from the shipper to QTX.  QTX shall be responsible for the Payment of all shipping and insurance charges.  Prior to the first shipment of an Instrument, STRATEC shall obtain written confirmation from QTX that QTX has obtained satisfactory insurance for damage during transit. QTX shall bear the risk of loss and cost of transportation upon pick-up by the carrier at STRATEC’s premises.

b.             Shipping Instructions.  STRATEC shall ship Instruments in accordance with QTX’s shipping instructions, including, if requested by QTX, drop shipments to its designated locations. In the absence of specific instructions, STRATEC reserves the right to ship by the method it, in good faith, deems most appropriate to QTX’s facility.

c.             Shipping Containers.  As part of the development program, STRATEC shall design appropriate shipping containers for the Instruments and spare parts.

d.             Title.  Title to any Instrument shall pass to QTX only upon full receipt of Payment of the relevant STRATEC invoice in accordance with this Agreement, and not upon shipment EXW.

e.             Damage Claims.  All claims for loss or breakage and damage, whether concealed or obvious, must be made to the carrier by QTX within a reasonable time after receipt of the shipment, and STRATEC shall provide reasonable assistance in making claims to the carrier upon QTX’s request.  STRATEC shall not be responsible for any such breakage or damage, unless directly attributable to STRATEC’s gross negligence or willful misconduct.

f.             Conflicting Documents.  The terms and conditions of this Agreement shall govern the performance of the Parties hereunder notwithstanding any inconsistent, conflicting or additional language as may exist on purchase orders, invoices, confirmation, order acknowledgements or other forms of communications of either QTX or STRATEC.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.6          Termination and Activities After Termination.

a.             Termination for Insolvency.  Either Party may terminate this Agreement by thirty (30) days prior written notice to the other Party if: (i) either Party shall become insolvent or makes a general assignment for the benefit of creditors; or (ii) a petition under any bankruptcy act or similar statute is filed by or against either Party and is not vacated within ten (10) days after it is filed.

b.             Termination for Breach.  Either Party may terminate this Agreement at any time for substantial breach of any of the material provisions hereof upon sixty (60) days prior written notice to the other, provided that if alleged breach is disputed by the breaching Party, the non-breaching Party may only terminate this Agreement upon completion of the foregoing procedure following the passing of the sixty (60) days prior written notice as set forth above:

(i)            the non-breaching Party shall provide a written termination notice to the breaching Party with written notice describing in reasonable detail the alleged breach (“Termination Notice”);

(ii)           if within sixty (60) days of such Termination Notice the Parties do not agree that the alleged breach has been resolved, the matter shall be referred to the Steering Committee for resolution;

(iii)          if within ninety (90) days of the Termination Notice the Steering Committee does not come to agreement that the alleged breach has been resolved, the matter shall be referred to the Parties’ Chief Executive Officers (or their designees);

(iv)          if within one hundred twenty (120) days of the Termination Notice to the Parties’ Chief Executive Officers (or their designees) do not agree that the alleged breach has been resolved, either Party may refer to the matter to arbitration as set forth in Section 17(b);

(v)           if the arbitrator determines that the alleged breach has not been cured, the non-breaching Party may terminate this Agreement with notice to the other Party, provided that such termination shall only be effective if (i) the breaching Party has not cured such breach within sixty (60) days of the determination by the arbitrator, and (ii) the breaching Party has not paid to the non-breaching Party any damages arising from such breach as determined by the arbitrator.

c.             Termination for Change of Control; Treatment of Warrants After a Change of Control.  QTX may terminate this Agreement with notice to STRATEC in the event that there is a change of control at QTX or the sale of substantially all of QTX’s assets or business, not including a reincorporation or additional round of equity financing by existing or new investors (“Change of Control”).  In the event of a termination by QTX pursuant to Section 2.6 c., the

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Cash Payments and the Equity Compensation shall be deemed vested and earned as if the Milestone following the currently applicable Milestone had been completely satisfied.  In the event that after a Change of Control, this Agreement is assumed and continues in effect, then no further Warrants shall be issued to STRATEC and in lieu thereof, QTX or its successor shall pay to STRATEC an amount in cash equal to the number of shares of Series A-3 Preferred Stock to be issued under such Warrants then earned multiplied by the purchase price of the Series A-3 Preferred Stock paid for by the acquirer in such Change of Control including any other consideration provided to QTX.

d.             Termination for Failure to Agree on Final Pricing.  The Parties acknowledge and agree that final pricing for the Instruments manufactured and supplied will be finalized and agreed upon within forty-five (45) days following the Effective Date.  If the Parties are unable to agree on final pricing during such forty-five (45)) day period and (i) the Specifications for Instruments as they exist on the Effective Date are not materially revised by the Parties during such forty-five(45) day period, and (ii) the pricing proposed by STRATEC exceeds $[***], then QTX shall have the right to terminate this Agreement with notice to STRATEC. If the Parties are unable to agree on final pricing during such forty-five(45) day period and the Specifications for Instruments as they exist on the Effective Date are materially revised by the Parties during such forty-five(45) day period then, the pricing dispute shall be submitted to the Steering Committee for resolution.  If, despite using its best efforts, the Steering Committee is unable to resolve the pricing dispute within thirty (30) days, then the pricing dispute shall be resolved in accordance with the dispute resolution procedures set forth in Section 7.14. The Parties agree that the price of $[***] for LSR Instrument and the respective prices for LSR Prototypes ([***]% of LSR Instrument transfer price) and LSR Validation Instrument ([***]% of LSR Validation Instrument price) shall be based on the precondition and assumption that the PDR shall be based on the following: [***].

e.             Effects of Termination.

(i)            Upon any termination of this Agreement, STRATEC shall promptly deliver to QTX any in-process Instruments and provide QTX with reasonable technical assistance not to exceed ten (10) hours of consulting services to transition the Development Services to QTX.

(ii)           In the event of a termination of this Agreement by QTX pursuant to Section 2.6(a) (i.e., STRATEC insolvency) or 2.6(b) (i.e., STRATEC material breach) following the completion of Milestone 2 (i.e., completion of Phase 2, including delivery of breadboard instruments and delivery of first LSR Instrument Prototype), STRATEC hereby grants to QTX a limited, non-exclusive, royalty free license to (a) access STRATEC’s software libraries in object code form only, and (b) practice other STRATEC Intellectual Property Rights that are embodied in the Instrument at the time of the termination, in each case solely for the purposes of completing the agreed upon development (by QTX or with a

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Third Party) of the Instruments solely as described in the PDR and PSD. The foregoing limited license applies only with respect to the Instruments as described in the PDR and PSD and not to any other products (including successor products) and does not grant QTX any rights to (1) any source code of STRATEC, (2) to provide any direct competitor of STRATEC with any of STRATEC’s proprietary software libraries or STRATEC Intellectual Property Rights, or (3) to make any improvements, modifications or derivatives. Any improvements, modifications or derivatives conceived by QTX or any third party shall l be solely owned by STRATEC and QTX hereby agrees to transfer or have transferred such rights to STRATEC.

f.             Either Party may terminate this Agreement in the event the parties fail to sign and execute a Supply Agreement consistent with the key terms as set forth in Exhibit 4 with or without a price for the Instruments no later than forty-five (45) days after signing this Agreement.  Any disagreement on pricing for the Instruments shall be handled pursuant to Section 2.6 d. above.

SECTION 3

PROTOTYPE INSTRUMENTS AND
VALIDATION INSTRUMENTS

3.1          Procurement of Instrument units under this Development Agreement.

During the execution of this Agreement STRATEC shall provide QTX with:

•                  Up to ten (10) LSR Prototypes may be purchased by QTX at a transfer price of US$[***] ($[***]) per unit.  Two of these Instrument Prototype units shall be QTX’s property but remain at STRATEC until the end of the development program. The total number of Instrument Prototypes to be ordered shall be mutually agreed upon no later than at the end of Phase 1.

•                  Up to fifteen (15) LSR Validation Instruments (validation units in STRATEC’s terminology at a transfer price of US Dollars [***] ($[***]) per Instrument unit).  Five (5) of these LSR Validation Instruments shall be QTX’s property but remain at STRATEC until the end of the development program. The total number of LSR Validation Instruments to be ordered shall be mutually agreed upon no later than at the end of Phase 1.

•                  Up to ten IVD Validation Instruments, five of these IVD Validation Instruments units shall be QTX’s property but remain at STRATEC until the end of the development program at a transfer price of US Dollars [***] ([***]) per Instrument unit.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

•                  The parties will use reasonable efforts to implement a cost reduction program which may reduce the transfer prices set forth above.

•                  QTX may request delivery of reasonable quantities of additional LSR Prototype, LSR Validation Instruments at a transfer price of US Dollars [***] ($[***])per Instrument unit.  STRATEC shall not unreasonably withhold its consent to such request.  The parties shall reasonably negotiate any price changes based on changes in STRATEC’s costs for the additional instruments.

For the sake of clarity: The transfer price of LSR Prototype and LSR Validation units includes spare parts, service and support supplied by STRATEC.

3.2          Manufacturing and Supply Agreement.  Both Parties shall sign, either concurrently with this Development Agreement or no later than forty-five (45) days thereafter, the Supply Agreement which includes terms substantially identical to those attached hereto as Exhibit 4, which shall not become effective until such time as Milestone 1, as defined in this Agreement, is completed.  The price of the IVD and LSR Instrument may be negotiated and agreed upon in a separate agreement or related attachment to such Supply Agreement.

SECTION 4

PROPRIETARY RIGHTS, OWNERSHIP

4.1          IP Rights Relating to Existing Components.

a.             The Pre-Existing QTX Technology shall remain the sole property of QTX.  QTX hereby grants STRATEC a non-exclusive, non-transferable, non-sublicenseable, royalty-free license, during the term of this Agreement, to use the Pre-Existing QTX Technology solely to the extent necessary to develop and manufacture Instrument in accordance with the terms and conditions of this Agreement.

b.             The Pre-Existing STRATEC Technology shall remain the sole property of STRATEC, subject to the limited rights of use granted to QTX by this Agreement.

4.2          IP Rights Relating to New Technology.

a.             Any developments made by either Party or both Parties during the term and within the scope of this Agreement that are based on, derived from, or are improvements to Pre-Existing STRATEC Technology shall be property of STRATEC.

b.             Any developments made by either Party or both Parties during the term and within the scope of this Agreement that are based on, derived from, or are improvements to Pre-Existing QTX Technology shall be property of QTX.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

c.             Any developments made by either Party or both Parties during the term and within the scope of this Agreement that are based on, derived from, or are improvements to both the Pre-Existing QTX Technology and the Pre-Existing STRATEC Technology (“Joint Developments”) shall be owned by STRATEC. STRATEC hereby grants QTX a non-exclusive, worldwide, sublicenseable, royalty-free, perpetual, irrevocable license under the Joint Developments to develop and commercialize products and services.

d.             STRATC will solely own all New STRATEC Technology. QTX hereby assigns and will assign to STRATC all ownership and interest in the New STRATEC Technology.

e.             QTX will solely own all New QTX Technology.  STRATEC hereby assigns and will assign to QTX all ownership and interest in the New QTX Technology.

f.             STRATEC shall exclusively develop the Instrument as specified in the PDR for QTX accordance with the Project Parameters and to the extent any New STRATEC Technology or Pre-Existing STRATEC Technology is incorporated into any Instrument delivered hereunder, STRATEC hereby grants QTX the non-exclusive right to sell, directly or indirectly, and QTX’s customers to use, the Instruments.

4.3          Invention Disclosure, Patent Prosecution.  The Parties to this Agreement shall make a complete and prompt written disclosure to each other specifically detailing the features and concepts of any and all ideas, designs, discoveries, inventions, improvements, and, in general, all things encompassed within the Intellectual Property Rights as outlined in Section 4.2 above and identifiable as such that are conceived or first actually reduced to practice, solely or jointly by the Parties hereto and/or persons working under the Parties direction and/or persons employed or retained by the Parties during the term of and in performance of service under this Agreement.  Each Party agrees to execute any and all documents reasonably requested by the other Party to perfect and enforce such other Party’s rights in such New Technology pursuant to this Section 4.  Each Party agrees that all employees and contractors performing any work for or on behalf of a Party shall have entered into appropriate assignment of inventions and confidentiality agreements that assign all such employees and contractors interest in or to any inventions or Intellectual Property Rights developed hereunder to such Party, unless local laws (i.e. German laws on employee inventions - Arbeitnehmererfindungsgesetz) provide for such invention assignments.

4.4          Enforcement.  STRATEC shall have the power and discretion to enforce and exploit any of Pre-Existing STRATEC Technology and New STRATEC Technology against Third Parties by civil lawsuit or licensing, and QTX shall have the power and discretion to enforce and exploit any of Pre-Existing QTX Technology and New QTX Technology against Third Parties by civil lawsuit or licensing. Each Party shall cooperate and assist the other Party as reasonably requested in any legal action to enforce such rights.  All costs of any such legal action, including any reasonable charges and expenses, shall be borne by the requesting Party and any monetary relief granted as a result of such legal action shall accrue to the requesting Party.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECTION 5

CONFIDENTIALITY

5.1                               Confidential Information.  Prior to the execution of this Agreement STRATEC and QTX may have entered into a confidentiality agreement.  The Parties hereby agree that the following terms of Section 5 and this Agreement shall hereby replace all the terms of any prior confidentiality agreements, if any.

5.2                               Definition and Exceptions.  “Proprietary Information” includes, but is not limited to, any information, data or other material of a Party hereto, regardless of form, whether oral or written, relating to, referring to, or evidencing any technology, processes, designs, patent applications, computer programs, supplier or customer lists, or any other financial or business information of one Party, provided, however, the term “Proprietary Information” does not include any such information, data or other material if the same is:

a.                                      In the public domain or later enters the public domain other than through breach of this Agreement by its recipient;

b.                                      Known to the other Party at the time of receipt as can be proved by the other Party by a written document dated prior to such time of receipt;

c.                                       Publicly disclosed by a Third Party, with the prior written approval of the first Party, who received such information from the first Party;

d.                                      Was independently developed by a the receiving Party without reference or knowledge of any Proprietary Information; or

e.                                       Known to the other Party lawfully from a source other than the first Party as can be proved by the other Party by a written document.

5.3                               Obligations.  Each Party shall keep in strict confidence any and all Proprietary Information and not directly or indirectly disclose it or make it available for any purpose to any person or entity other than its personnel who legitimately need to have the Proprietary Information for purposes directly related and necessary to its performance under this Agreement.  Each Party shall use such information only for the purpose of performing hereunder and shall reproduce such Proprietary Information only as approved in writing by the other Party and only to extent necessary for such purpose.  Each Party represents and warrants that personnel employed by each Party that are working on this project have entered into general Confidentiality Agreements with their respective employers.  QTX may not decompile, disassemble or otherwise attempt to derive the source code for the software provided by STRATEC unless agreed otherwise in this Agreement.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.4                               Equitable Relief.  The Parties agree that in the event of any breach by one Party of any of its obligations hereunder, the other Party will suffer irreparable harm and that monetary damages will be inadequate to compensate such Party for such breach.  Accordingly, each Party agrees that the other will, in addition to any other remedies available to it at law or in equity, be entitled to preliminary and permanent injunctive relief to enforce any such breach of the terms of this Section 5.

5.5                               Tangible Embodiments.  All Proprietary Information, including copies thereof, shall remain the property of originator and, except as specified in this Agreement, shall be immediately returned to originator (and not used for any purposes) upon request therefor or upon any termination of this Agreement, provided that one copy may be retained for legal purposes only.  Each Party further agrees that all of its obligations undertaken pursuant to this Section 5 shall survive and continue after termination of this Agreement for any reason.

5.6                               Authorized Disclosure.  Each Party may disclose Proprietary Information belonging to the other Party only to the extent such disclosure is reasonably necessary in the following instances:

a.                                      regulatory filings;

b.                                      complying with applicable laws (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; and

c.                                       disclosure, solely on a “need to know basis”, to Affiliates, potential and future collaborators, permitted acquirers or assignees, investment bankers, investors, lenders, and each of the Parties’ respective directors, employees, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Section 5; provided, however, that the receiving Party shall remain responsible for any failure by any person who receives Proprietary Information pursuant to this Section 5.6(c) to treat such Confidential Information as required under this Section 5.

If and whenever any Confidential Information is disclosed in accordance with this Section 5.6, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement).  Except in the case of any disclosure made pursuant to Section 5.6(c), the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure pursuant to this Section 5.6 sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.7                               Terms of this Agreement.  The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties, and the Specifications and Project Parameters are Confidential Information of both Parties.

SECTION 6

WARRANTIES, LIMITATION OF LIABILITY, INDEMNIFICATION

6.1                               STRATEC Warranty and Representations.

a.                                      STRATEC guarantees good workmanship in accordance with generally accepted professional standards (e.g. 21 CFR Part 820).  STRATEC further guarantees that all Development Services to be performed under this Agreement will be performed in a sound and accepted industry standards compliant manner.

b.                                      In performing the Development Services, [***].

c.                                       STRATEC represents, warrants and covenants that is [***].

Except for the warranties contain in this Agreement, NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.2                               Indemnification

a.                                      Indemnification by STRATEC.   STRATEC shall indemnify, defend and hold harmless QTX, its Affiliates, and its respective employees, contractors and agents, from and against any liability, damage, loss, cost or expense (including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”), (A) to the extent they arise out of or result from any Third Party claims or suits made or brought against QTX to the extent such Losses arise out of or relate to STRATEC’s gross negligence, recklessness or willful and wanton conduct causing physical property damage, bodily harm or death; or (ii) that arise out of a Third Party lawsuit or other legal action alleging infringement or misappropriation of (A) any patents published or validly in existence as of the Effective Date issued in the U.S. (excluding any software patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office, (B) copyright, or (iii) trade secret of any Third Party, related to STRATEC deliverables under this Agreement.  The foregoing indemnification obligations shall not apply to the extent that any Losses are the result of (1) QTX’s breach, gross negligence, recklessness or willful and wanton conduct, (2) instructions, information, designs or other materials furnished by QTX to STRATEC hereunder, (3) QTX’s continuing the allegedly infringing activity after or after being informed and provided with modifications that would have avoided the alleged infringement.  Stratec shall have sole control over the defense of the claim and any negotiation

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

for its settlement or compromise; provided, however, that QTX may, at its expense, employ separate counsel to monitor (but not control) the defense and settlement of any claim. STRATEC’s indemnity obligation under this Section shall not extend to claims to the extent based on: (x) an unauthorized modification of the Instrument or its included software made by QTX where the software or Instrument without such modification would not be infringing, (y) QTX’s technical contribution during the course of development under this Agreement (“Technical Contribution”) where the Instrument or software without such QTX’s Technical Contribution would not be infringing; or (z) QTX’s use of superseded or altered version of any Instrument or software if the infringement would have been avoided by the use of subsequently revised software or Instrument and provided such new software has been provided to QTX

b.                                      Indemnification by QTX.  QTX shall indemnify, defend and hold harmless STRATEC, its Affiliates, and its respective employees, contractors and agents, from and against any Losses (i) to the extent they arise out of or result from: any Third Party claims or suits made or brought against STRATEC to the extent such Losses arise out of or relate to QTX’s gross negligence, recklessness or willful and wanton conduct or (ii) that are awarded against STRATEC by a court of competent jurisdiction pursuant to a final judgment in favor of the owner of (A) any published patents issued in the U.S. (excluding any software patent claims not considered patentable outside the U.S.), by the European Patent Office, or the German Patent Office, (B) copyright, or (C) trade secret of any Third Party, all published or validly in existence as of the Effective Date, as a direct result of any claim of infringement of any such patent, copyright, or misappropriation of any trade secret related to the QTX’s deliverables, Pre-Existing QTX Technology or other materials provided to STRATEC under this Agreement.  The foregoing indemnification obligations shall not apply to the extent that any Losses are the result of STRATEC’s breach, gross negligence, recklessness or willful and wanton conduct.

c.                                       Conditions to Indemnification.  The indemnities set forth in this Section 6.2 are conditioned upon the indemnified Party’s obligations to: (i) advise the indemnifying Party of any claim or suit, in writing, promptly after the indemnified Party has received notice of such claim or suit; provided, that failure or delay in giving such notice shall not reduce or eliminate the indemnifying Party’s obligations hereunder unless and to the extent that the indemnifying Party is actually prejudiced by such failure or delay; (ii) assist the indemnifying Party and its representatives (at the indemnifying Party’s expense) in the investigation and defense of any claim and/or suit for which indemnification is provided; and (iii) use commercially reasonable efforts to mitigate all Losses.  Neither Party shall be required to indemnify the other Party for any settlement of a claim or suit entered into without the prior written approval of the indemnifying Party, which shall not be unreasonably withheld.

d.                                      Infringement Remedies.  [***].

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3                               Limitation of Liability.

OTHER THAN WITH RESPECT TO A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS OR A BREACH OF THE SCOPE OF THE LICENSE’S GRANTS PROVIDED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS OR REVENUES) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, STRICT INSTRUMENT LIABILITY, INDEMNIFICATION, OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER RELATING TO, ARISING FROM OR OUT OF A BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT EXCEED THE AMOUNTS DUE FOR THE PURCHASE OF INSTRUMENTS AND PAYMENT FOR DEVELOPMENT SERVICES UNDER THIS AGREEMENT OR [***] U.S. DOLLARS (US$[***]) WHICHEVER IS HIGHER, PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY TO (AND SHALL EXCLUDE DAMAGES PAID IN RESPECT OF) (I) ANY BREACH HEREUNDER RELATING TO, ARISING FROM OR OUT OF THE OWNERSHIP OR USE OF INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION IN CONTRAVENTION OF THIS AGREEMENT OR (II) THE PAYMENT OF ANY CONTRACTUAL CONSIDERATION HEREUNDER.

THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 6.3 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

SECTION 7

MISCELLANEOUS PROVISIONS

7.1                               Rights of Inspection.  STRATEC shall make its facilities and all records relating to the Development Services available to the FDA or other regulatory authorities, and shall notify QTX immediately if the FDA or any other regulatory authority begins or schedules an inspection of STRATEC’s records, facilities, or manufacturing processes related to the Development Services.  QTX shall have the right, during normal business hours and at reasonable intervals, [***].  QTX shall provide reasonable prior written notice of at least [***] business days to STRATEC of the time and date of each such visit. STRATEC shall use its best efforts to permit and enable QTX to have access, during normal business hours and with reasonable advance notice, to STRATEC approved agents and subcontractors, including their facilities and records, retained by STRATEC for the purposes hereof.

7.2                               Independent Contractors.  The Parties are, act, and shall act at all times as independent contractors in carrying out their respective obligations under this Agreement and nothing

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

contained herein shall be construed, deemed or interpreted otherwise.  In performing hereunder, neither Party is an agent, employee, employer, joint venturer or partner of the other Party. Neither Party shall enter into or incur, or hold itself out to any Third Party as having the authority to enter into or incur, on behalf of the other Party, any contractual expenses, liabilities or obligations whatsoever.

7.3                               Notices.  Any notice required or permitted by this Agreement shall be in writing.  Notice to a Party shall be deemed to have been given if and when delivered by either Party to the other in person or if and when mailed by registered or certified mail or by an internationally recognized overnight courier to the address shown below, or at such other address as each Party instead may from time to time designate in writing to the other Party.

If to QTX:	Quanterix Corporation
One Kendall Square, Suite B14201
Cambridge, MA 02139

Attention: Chief Executive Officer
With a Copy to:
Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
Attn: Mitchell S. Bloom

If to STRATEC:	STRATEC Biomedical Systems AG
Gewerbestrasse 37
D-75217 Birkenfeld
Germany
Attention: Vorstand / Board of Management
With a Copy to: Rechtsabteilung / Law and Patents

7.4                          Adverse Information.  The Parties hereto warrant that if either one develops or discovers adverse information regarding the development of the Instrument the other Party will be notified immediately.

7.5                          Noninterference.  Both Parties represent and warrant that no provision of this Agreement is in any way in conflict with or impairs performance of any present contractual obligation to any Third Party and neither Party nor any persons employed by a Party or who assists Party in this project will assume any obligation or restriction which will conflict with or prevent them from performing any of the services called for by this Agreement.

7.6                               Assignments, Succession and Waivers.  Except where the assignee is a successor in business or an Affiliate, this Agreement or any part thereof shall not be assignable, and any attempted assignment shall be null and void, without first obtaining the express written consent

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the other Party, provided, however, that either Party may assign this Agreement to an Affiliate, in connection with a merger or consolidation or to a purchaser of substantially all of the assets of the business to which this Agreement relates without the prior consent of the other Party.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, their successors and permitted assignees.  No express waiver or any prior breach of this Agreement shall constitute a waiver of any subsequent breach hereof and no waiver shall be implied.

7.7                               Force Majeure.  Neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control including, but not limited to, acts of God, acts of terrorism or other attacks launched as acts of war against the United Kingdom, Germany or Switzerland or any other relevant country regulation or law or other action of any government or agency thereof, insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, or epidemic.  Each Party agrees to use its best efforts to resume its performance hereunder if such performance is delayed or interrupted by reason of such forces majeure as listed above

7.8                               Integration.  This Agreement and the Supply Agreement executed concurrently with this Agreement express the entire understanding between QTX and STRATEC with respect to the subject matter addressed and merge all prior oral discussions or written correspondence between them.  This Agreement and the Supply Agreement shall be read and interpreted together.  The Project Proposal attached as Exhibit 1 is attached only for reference as to the state of the instrument design and the preliminary work allocation between the Parties as of the Effective Date of this Agreement, and the commercial terms set forth in the Project Proposal are superseded in their entirety by this Agreement.  No notification, extension, or waiver of this Agreement or any provision hereof shall be binding unless agreed to in writing by the Parties.

7.9                               Publication.  Neither Party shall disclose the existence of this Agreement or the contents thereof to the public or any Third Parties without the prior written consent of the other Party.  However, either Party shall have the right to disclose information, including, if applicable, the Agreement or the contents thereof, only as necessary to meet its legal obligations.  Unless required by law, the Parties hereto shall use their best effort to reach agreement on the contents and the scheduling of the public disclosure of any such information. QTX

7.10                        Governing Law.  The present Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.  The Parties shall first attempt to resolve any dispute arising out of or relating to this Agreement in good faith through an amicable settlement.

7.11                        Legal Counsel.  Each Party is a sophisticated business entity which has involved legal counsel of its own choosing in the drafting, negotiating and concluding of this Agreement and any presumption in statutory or common law against the drafter of any particular provision

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

herein, or against the drafter of this Agreement as a whole, shall be of no effect whatsoever and each Party covenants to, and shall, refrain from asserting or relying upon any such presumption.

7.12                        Severability.  If any provision of this Agreement is held unenforceable or in conflict with the law of any jurisdiction, it is the intention of the Parties that the validity and enforceability of the remaining provisions hereof shall not be affected by such holding.

7.13                        Non-Waiver.  Failure of either Party hereto to insist on strict performance shall not constitute a waiver of any of the provisions of this Agreement or waiver of any future default of STRATEC.

7.14                        Dispute Resolution; Arbitration.

a.                                      In the event that any dispute, controversy or claim between the Parties arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding validity or termination, or performance or breach thereof, is not resolved within fifteen (15) days by the negotiations of the Steering Committee, either Party may refer such dispute, controversy or claim to the Chief Executive Officer of STRATEC and the Chief Executive Officer of QTX, or their designee, who shall, as soon as practicable, attempt in good faith to resolve the dispute, controversy or claim.

b.                                      In the event the Parties’ Chief Executive Officers (or designees) are not able to resolve such dispute within fifteen (15) days, either Party may at any time after such thirty (30) day period submit such dispute to be finally resolved by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association pursuant to its Expedited Procedures in effect at the time, except as they may be modified herein or by agreement of the Parties.  The arbitration will be held in San Francisco, California, before a single arbitrator knowledgeable in diagnostic device development and supply arrangements.  The arbitration must commence within fifteen (15) days of the date on which a written demand for arbitration is filed by either Party.  Prompt resolution of any dispute is important to both Parties, and the Parties agree that the arbitration of any dispute shall be conducted expeditiously.  The arbitrator is instructed and directed to assume case management initiative and control over the arbitration process (including, without limitation, scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.  The arbitrator will have the power to order the production of documents by each Party and any Third Party witnesses; however, the arbitrator will not have the power to order the taking of depositions, the answering of interrogatories or the responses to requests for admission.  The arbitrator will not have power to award damages that are specifically excluded under this Agreement, and each Party hereby irrevocably waives any claim to such damages.  The Parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided below.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

prevailing Party) against any Party to a proceeding.  Any Party refusing to comply with an order of the arbitrators will be liable for costs and expenses, including attorneys’ fees, incurred by the other Party in enforcing the award.

The arbitration proceedings shall be conducted in the English language.  All submissions to the arbitrator and any ruling or award shall be made in English and be treated as Confidential Information.  Any award of the arbitrator shall be final and binding upon the Parties, their successors and permitted assigns and all other Parties to this Agreement, their successors and permitted assigns.  The Arbitration Parties waive to the fullest extent permitted by law any rights to appeal to, or to seek review of such award by, any court or tribunal. Judgment on the award may be entered in any court of competent jurisdiction.  Notwithstanding the foregoing to the contrary, In the case of temporary or preliminary injunctive relief related to the ownership or dispute directly related to Intellectual Property Rights or Confidential Information, any Party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm.

7.15                        Headings.  All Sections and paragraph captions or titles are intended only for reference purposes and are without contractual significance or effect.

7.16                        Survivability.  Sections shall survive termination of this Agreement regardless of reason for termination.

7.17                        Injunctive Relief.  The Parties agree that injunctive relief is appropriate in enforcing the confidentiality provisions of this Agreement.  In the event of any such action to construe this provision, the prevailing Party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees.

7.18                        Counterparts.  This Agreement may be executed in one or more copies, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument; however, this Agreement shall have no force or effect until executed by both Parties.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date as stated on the first page of this Agreement:

QUANTERIX CORPORATION		STRATEC BIOMEDICAL SYSTEMS AG

By:	/s/ Martin Madaus	By:	/s/ Marcus Wolfinger
Name: Martin Madaus		Name: Wolfinger
Title: President		Title: CEO

Signature Page to STRATEC Development Services and Equity Participation Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

LIST OF EXHIBITS

EXHIBIT 1	Proposed Project Parameters

B1-1: Preliminary Product Design Requirements (PDR) document.

B1-2: Preliminary Reliability Program Plan

B1-3: Project Planning Documents (including the Project Schedule)

B1-4: Project Proposal

B1-5: Preliminary Acceptance Criteria (Breadboards, Prototypes, Validation System, IVD Instrument)

B1-5B: Shipping Criteria

B1-6: Joint Development Agreement

EXHIBIT 2	Core team members and Steering Committee members

EXHIBIT 3	STRATEC’s Change Control SOPs

EXHIBIT 4	Preliminary Supply Agreement Terms

EXHIBIT 5	Terms of Series A-3 Preferred Stock

EXHIBIT 6	Form of Warrant

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1

Proposed Project Parameters

B1-1: Preliminary Product Design Requirements (PDR) document.

B1-2: Preliminary Reliability Program Plan

B1-3: Project Planning Documents (including Project Schedule)

B1-4: Project Proposal

B1-5: Preliminary Acceptance Criteria (Breadboards, Prototypes, Validation System, IVD

Instrument)

B1-5B: Shipping Criteria

B1-6: Joint Development Agreement

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1 (continued)

B1-6: Joint Development Agreement

JOINT DEVELOPMENT AGREEMENT (Summary)

Summary of the Agreement for Recording in the United States Patent and Trademark Office

Parties: STRATEC Biomedical Systems AG, having its principal place of business at Gewerbestrasse 37, D-75217 Birkenfeld-Graefenhausen, Germany and Quanterix Corporation, with its principal place of business at One Kendall Square, Suite B14201, Cambridge, MA 02139

Development Scientists:

Effective Date: August 15, 2011

[Amended on:                                ]

Description of Joint Development Agreement (“Agreement”):

Purpose: The Parties have entered into a joint development agreement for the purpose of conducting experimental work relating to the feasibility, development, design, testing and implementation of an instrument to practice Quanterix’s single molecule array technology. This Agreement is entered into by the Parties pursuant to 35 U.S.C. 103 (c), and the Parties wish to avail themselves of the protections of the Cooperative Research and Technology Enhancement (“CREATE”) Act, P.L.108-453 for the work conducted by them within the scope of the Program, provided that neither Party shall invoke the CREATE Act without obtaining the prior written consent of the other Party.

Field of Research: The Agreement covers collaboration among the Parties in the field of single molecule analysis and associated instruments, including diagnostics.

Term: The term of this Agreement is as described in Section 2.6 of this Agreement.

Focus: Sharing and use of information pursuant to a collaborative research program in the Field of Research described above during the term of the Agreement.  Patent prosecution and enforcement provisions relating to inventions that include related subject matter.

New Parties: New Parties will not be added.

Changes: This summary may be amended from time to time to reflect changes in the Field of Research, if any.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 2

Core Team Members and Steering Committee Personnel

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 3

STRATEC’s Change Control SOPs

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 4

Supply Agreement Terms

1.                                      Exclusive Production and Supply Relationship.  Pursuant to the Supply Agreement, STRATEC shall manufacture and supply Instruments to QTX.  STRATEC shall not sell Instruments to any party other than QTX.  QTX shall place binding orders, purchase and pay for such Instrument to and with STRATEC as set forth in the Supply Agreement.  Subject to STRATEC’s ability to meet QTX’s demand for Instruments as set forth in forecasts and purchase orders issued by QTX, QTX shall exclusively purchase Instruments solely from STRATEC and QTX shall not manufacture itself or have manufactured or purchase Instruments from any party other than STRATEC.

2.                                      Pricing.  The price of the LSR Production Instruments shall be [***] U.S. Dollars (US$ [***].-) per unit and the price for the IVD Production Instrument shall be [***] U.S. Dollars (US$ [***].-) per unit, subject to the provisions of Section 2.6 c. of the Development Agreement.

The Parties agree that the price of $[***] for LSR Instrument and the respective prices for LSR Prototypes ([***]% of LSR Instrument transfer price) and LSR Validation Instrument ([***]% of LSR Validation Instrument price) shall be based on the precondition and assumption that the PDR (in Development Agreement) shall be based on the following: [***].

If any of the Parties conclude that the details of the PDR need to be amended or are technically or economically not feasible than both Parties agree to a price discussion as set forth in Section 2.6 d. of the Development Agreement.

3.                                      Minimum Purchase Commitment.  Subject to the completion of Milestone 5 , as determined by the provisions of the Development Agreement with regard to the LSR Production Instruments pursuant to the Development Agreement, QTX agrees to exclusively purchase from STRATEC during the first seven (7) years after the delivery and final acceptance of the first LSR Validation Instrument a minimum quantity of [***] units of the Instruments.

4.                                      Regulatory Compliance.  Pursuant to the Supply Agreement, STRATEC shall manufacture Production Instruments in compliance with the applicable requirements of the various regulatory agencies and standards in [***] that will be described in the Supply Agreement Should Instrument modifications be required in order to maintain such compliance and obtain and maintain any required certifications by independent third party certification authorities in [***], QTX shall be liable for any such additional expenses, except to the extent such expenses are due to STRATEC’s negligence.

5.                                      Installation of Instruments.  Installation of the purchased Instruments with Customers shall be performed by QTX or its Affiliates or distributors at their expense

6.                                      Payment.  STRATEC shall invoice QTX for each Production Instrument and Instruments upon EXW shipment of the Instrument in accordance with the Supply Agreement.  All

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

STRATEC invoices that are not the subject of a good faith dispute shall be paid by QTX within thirty (30) days of the date of STRATEC’s invoice.

7.                                      Instrument Support.  Under the Support Agreement, QTX shall provide its Customers in the Territory with installation, service and maintenance for Instruments at its own expense and responsibility. QTX shall provide first level and second level service support. STRATEC shall provide third level support.  The Supply Agreement will include appropriate definitions of first, second and third level support.

8.                                      Term.  The term of the Supply Agreement shall run until the Supply Agreement is terminated.

9.                                      Termination for Material Breach.  Either Party may terminate the Supply Agreement at any time for substantial breach of any of the material provisions of the Supply Agreement upon sixty (60) days prior written notice to the other Party.  The breaching Party shall have a sixty (60) day period to cure the breach or default in accordance with the Supply Agreement.  A second attempt by the breaching Party to cure such substantial or material breach is allowed, provided, however, that the duration of such second attempt shall not exceed twenty (20) business days.  Otherwise, if such breach or default is not cured within this total time, the non-breaching Party may terminate the Supply Agreement immediately upon written notice to the other Party.

Other Termination.  In addition to each Party’s right to terminate the Supply Agreement for the other’s bankruptcy or uncured material breach, QTX will have the right to terminate the Supply Agreement upon a change of control at QTX or the sale of substantially all of QTX’s assets or business (“Change of Control”).  If QTX terminates the Supply Agreement following a Change of Control, or for any other reason other than an uncured breach by STRATEC of the Agreement or bankruptcy of STRATEC, then QTX shall pay as consideration to STRATEC as follows:

Supply Termination
Instrument Units Shipped at	Warrant Consideration (as
Effective Time of	defined in the Development
Termination	Agreement)	Cash Consideration
[***]		[***]
[***]	[***]	[***]
[***]	[***]	[***]

Termination Costs shall include [***].

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.                               Limited Instrument Parts Warranty.  Subject to customary exclusions and limitations STRATEC represents and warrants to QTX that the Instruments sold hereunder [***].

11.                               Rolling Forecast.  No later than one hundred eighty (180) days prior to the intended supply of the first Production Instrument, QTX shall provide STRATEC with QTX’s initial forecast for the twelve (12) month period commencing with the intended supply of the first Production Instrument.  During the first two working days of each calendar quarter following the submission of the initial forecast, such quarter to begin on the first day of January, April, July and October, QTX shall provide STRATEC with a regular rolling forecast for the 12 month period following the quarter in which the regular rolling forecast is submitted.  Each forecast shall include the anticipated number of Production Instruments and the desired delivery dates. QTX warrants that such forecasts shall have been prepared in good faith in order to facilitate STRATEC’s timely manufacture according to the terms of the Supply Agreement.

The number of Production Instruments included in the first quarter of each regular rolling forecast shall be deemed to have been ordered by QTX on a binding basis (Firm Purchase Order).  The number of Production Instruments included in the second quarter of each regular rolling forecast shall be deemed to be a commitment to order at —20%/+20% of those Production Instruments (by including them in the first quarter of the next rolling forecast).  The number of Production Instruments included in the third and fourth quarter of each regular rolling forecast shall be non-binding on either party and will be provided for planning purposes only.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 5

Series A-3 Terms

SUMMARY OF TERMS FOR

SERIES A-3 CONVERTIBLE PREFERRED STOCK OF

QUANTERIX, INC.

Issuer:	Quanterix, Inc. a Delaware corporation (the “Company”)

Type of Security:	Series A-3 Convertible Preferred Stock (“Series A-3 Preferred Stock”).

Number of Shares; Purchase Price Per Share:

Up to 2,000,000 shares of Series A-3 Preferred Stock shall be issued upon exercise of warrants issued to Stratec Biomedical AG (“Stratec”) in accordance with the terms of that certain Development Agreement by and between the Company and Stratec. The warrants shall have an exercise price of $.001 per share of Series A-3 Preferred Stock. The total number of shares of Series A-3 Preferred Stock issued to Stratec upon exercise of the warrants shall not be less than [***] of the fully diluted capital stock of the Company after giving effect to the proposed Series B Preferred Stock financing of the Company. In the event that after giving effect to the proposed Series B Preferred Stock financing, the aggregate number of shares of Series A-3 Preferred Stock is less than [***] of the fully diluted capital stock of the Company, then the Company shall adjust the number of shares to be issued upon exercise of the warrants accordingly. It is acknowledged that this is a one time adjustment and there shall be no further adjustment to the number of shares of Series A-3 Preferred Stock as a result of future equity issuance by the Company.

Liquidation Value:	Series A-3 Preferred Stock shall have a liquidation value of $2.00 per share (the “Series A-3 Original Purchase Price”).

Rights, Preferences, Privileges and Restrictions of SeriesA Stock:	(1) Dividend Provisions. The holders of the Series A-3 Preferred Stock shall participate in all dividends paid to the Common Stock on an as if converted basis.

(2)                                 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A-3 Preferred Stock will be entitled to receive for each share of Series A-3 Preferred Stock held, in preference to the holders of any other class of capital stock, the greater of (i) an

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

amount equal to the Series A-3 Original Purchase Price, plus all declared but unpaid dividends or (ii) the amount that would be received if the Series A-3 Preferred Stock had been converted into Common Stock immediately prior to such liquidation event. A consolidation or merger of the Company or sale of all or substantially all of its assets or stock will be regarded as a liquidation, dissolution or winding up for purposes of the liquidation preferences. The Series A-3 Preferred Stock shall be parri passu with the existing Series A-1 and A-2 Preferred Stock of the Company.

(3)                                 Conversion rate: The number of shares of Common Stock into which each share of Series A-3 Preferred Stock may be converted will be determined by dividing (i) the Series A-3 Original Purchase Price by (ii) the Conversion Price. The initial “Conversion Price” equals the Series A-3 Original Purchase Price.

(4)                                 Optional Conversion. The holders of Series A-3 Preferred Stock shall have the right to convert the Series A-3 Preferred Stock, at the option of the holder, at any time, into shares of Common Stock.

(5)                                 Automatic Conversion. The Series A-3 Preferred Stock shall automatically be converted into Common Stock at the then applicable conversion rate in the event of either (i) the closing of an underwritten initial public offering after which the Common Stock is listed on the New York Stock Exchange or the NASDAQ Global or Global Select Markets with aggregate offering proceeds to the Company of at least $40 million and a price per share of at least $5 per share (a “Qualified Public Offering”) or (ii) upon the conversion of the Series A-1 or A-2 Preferred Stock in any instance.

(6)                                 Anti-dilution Provisions. The Series A-3 Preferred Stock will not be subject to any anti-dilution protection except as set forth in the Development Agreement. The Series A-3 Preferred Stock will be adjusted for stock splits, stock dividends, recapitalizations, and the like.

(7) Redemption: None.

(8) Voting Rights; Voting Agreement. Each share of Series A-3 Stock shall represent that number of votes equal to the number of shares of Common Stock issuable upon conversion

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

of a share of Series A-3 Preferred Stock. The Series A-3 Preferred Stock shall vote together with the Common Stock, as a class, except as required by law. Stratec shall agree to a Voting Agreement with existing investors to vote all shares of Series A-3 Preferred Stock in favor of or against all matters in the same proportion of existing investors.

(9) Protective Provisions. None, except as required by law.

Information Rights:	None

Registration Rights:	None

Lock Up Agreement:

Each holder of Series A-3 Preferred Stock, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any shares (excluding shares acquired in or following the Company’s initial public offering) for such period of time as required by the underwriters (not to exceed 180 days) following the effective date of the registration statement for such offering

Rights to Purchase Additional Shares:

The holders of Series A-3 Preferred Stock shall have a pro rata right, based on their percentage equity ownership in the Company, to participate in subsequent issuances of equity securities of the Company (subject to customary exclusions) on the same terms and conditions as current investors in the Company. Stratec’s percentage equity ownership at any time for this purpose shall be based on shares of Series A-3 issued and outstanding at the time of such subsequent equity issuance.

Right of First Refusal and Co-Sale:

Except for transfer to affiliates, the Company first and existing investors second have a right of first refusal with respect to any shares proposed to be sold by Stratec. Before Stratec may sell any shares of Series A-3 Preferred Stock, they will give the investors an opportunity to participate in such sale.

Take along rights:

Stratec will enter into an agreement that if the Board of Directors and a majority of the holders of the Series A-1 and A-2 Preferred Stock (or the Common Stock received on conversion of such Series A-1 or A-2 Preferred Stock) agree to sell their shares to an entity or person not affiliated with the sellers, Stratec will sell their shares to such entity of person on the same terms and conditions.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 6

FORM OF WARRANT

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

QUANTERIX CORPORATION

SERIES A-3 PREFERRED STOCK PURCHASE WARRANT

No. W-[  ]

Date of Issuance:        , 2011

Expiration Date:         , 2016

This Warrant is issued by Quanterix Corporation, a Delaware corporation (the “Company”), pursuant to the terms of that certain STRATEC Development Services and Equity Participation Agreement (the “Development Agreement”) dated August 15, 2011 by and between the Company and Stratec Biomedical Systems AG, a stock corporation formed under the laws of the Federal Republic of Germany (the “Holder”).  The Holder is entitled, subject to the terms set forth below, to purchase from the Company any time or from time to time during the Exercise Period (as hereinafter defined) that number of fully paid and nonassessable shares of Series A-3 Preferred Stock (as hereinafter defined) as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share as shall be equal to the Purchase Price (as hereinafter defined) in effect at the time of the exercise of this Series A-3 Preferred Stock Purchase Warrant (the “Warrant”).  The Purchase Price is subject to adjustment as provided in this Warrant.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)                                 The term “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

(b)                                 The term “Change of Control” shall mean any Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time).

(c)                                  The term “Common Stock” shall mean the Company’s Common Stock, $0.001 par value per share.

(d)                                 The term “Expiration Date” refers to [              ], 2016.

(e)                                  The term “IPO” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended.

(f)                                   The term “Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

(g)                                  The term “Purchase Price” shall mean, subject to adjustment pursuant to Section 6 hereof, $0.001 per share.

(h)                                 The term “Shares” shall mean shares of Stock.

(i)                                     The term “Stock” includes the Company’s Series A-3 Convertible Preferred Stock, $0.001 par value per share (the “Series A-3 Preferred Stock”), and any other securities or property (including cash) of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive on the exercise hereof in lieu of or in addition to such Series A-3 Preferred Stock, or which at any time shall be issuable in exchange for or in replacement of such Series A-3 Preferred Stock.

(j)                                    The term “Warrant Number” shall mean [         ] Shares.

1.                                      Exercise Period.  Subject to the terms and conditions provided herein, this Warrant may be exercised or redeemed any time or from time to time before the Expiration Date; provided, however, that this Warrant shall no longer be exercisable or redeemable and shall become null and void upon the consummation of the earlier to occur of either (a) a Change of Control or (b) an IPO (the “Exercise Period”).

2.                                      Exercise of Warrant; Redemption.

(a)                                 This Warrant may be exercised in full or in part by the holder hereof by surrender of this Warrant, with the form of “cash exercise” subscription attached hereto (the “Exercise Notice”) duly executed by such holder, to the Company at its principal office,

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the purchase price of the shares of Stock to be purchased hereunder.

(b)                                 The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the redemption notice attached hereto (the “Redemption Notice”) duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Stock as is computed using the following formula:

X = Y (A-B)

A

where X = the number of shares to be issued to the Holder pursuant to this Section 2(b).

Y =                             the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b).

A =                             the fair market value (“FMV”) of one share of Series A-3 Preferred Stock, as determined below, as at the time the net issue election is made pursuant to this Section 2(b).

B =                             the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2(b).

For the purposes of this Section 2(b), FMV shall be determined at the time of exercise and shall mean: (A) if the Warrant is exercised in connection with the IPO, the “Series A-3 Conversion Price”, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time, or (B) in the case of a Change of Control, the price per share of Series A-3 Preferred Stock paid in the Change of Control or, if such payment is made by property other than cash or if exercised other than in connection with an IPO or Change of Control, the fair value of such property paid per share of Series A-3 Preferred Stock in the Change of Control as determined in good faith by the Board of Directors of the Company (the “Board”).

(c)                                  For any partial exercise or redemption pursuant to Section 2(a) or 2(b) hereof, the Holder shall designate in the Exercise Notice or Redemption Notice (as the case may be) the number of shares of Stock that it wishes to purchase or the aggregate number of underlying shares of Stock represented by the portion of the Warrant it wishes to redeem (as the case may be). On any such partial exercise or redemption, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Stock represented by this Warrant which have not been purchased upon such exercise or redemption.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.                                      When Exercise Effective.  The exercise or redemption of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2(a) or 2(b) (as the case may be).

4.                                      Delivery on Exercise; No Fractional Shares.  As soon as practicable after the exercise or redemption of this Warrant in full or in part pursuant to Section 2(a) or 2(b), as the case may be, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as such Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Stock to which such holder shall be entitled on such exercise or redemption.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Purchase Price then in effect.

5.                                      Adjustment for Reorganization, Consolidation, Merger, IPO etc.  In case at any time or from time to time, the Company shall effect a Change of Control, then, in each such case, the Holder shall have the right to exercise its rights hereunder subject to and effective immediately prior to the consummation of such Change of Control and upon consummation of the Change of Control the Holder shall be treated as the holder of the number of shares of Series A-3 Preferred Stock determined pursuant to Section 2(a) or 2(b) hereof; provided, if the Holder fails to exercise its rights under this Warrant prior to consummation of the Change of Control, this Warrant shall be deemed to have automatically been net-exercised by the Holder pursuant to Section 2(b) and then terminated and deemed of no further force and effect effective immediately prior to consummation of such Change of Control.  If the Holder fails to exercise its rights under this Warrant in connection with the IPO, this Warrant shall be deemed to have automatically been net-exercised by the Holder pursuant to Section 2(b) and then terminated and deemed of no further force and effect effective upon such IPO.

6.                                      Adjustment of Purchase Price and Number of Shares.  The character of the shares of Stock issuable upon exercise or redemption of this Warrant (or any shares of stock or other securities at the time issuable upon exercise or redemption of this Warrant) and the purchase price therefor, are subject to adjustment upon the occurrence of the following events:

(a)                                 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The exercise price of this Warrant and the number of shares of Stock issuable upon exercise or redemption of this Warrant (or any shares of stock or other securities at the time issuable upon exercise or redemption of this Warrant) shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Stock (or such other stock or securities).

(b)                                 Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution after the date of issuance of this Warrant with respect to the Stock (or any shares of stock or other securities at the time issuable upon exercise or

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

redemption of the Warrant) payable in (i) securities of the Company (other than shares of Stock) or (ii) assets (excluding cash dividends paid or payable solely out of current or retained earnings), then, in each case, the holder of this Warrant on exercise or redemption hereof at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Stock (or such other stock or securities) issuable on such exercise or redemption prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised or redeemed this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c)                                  Certificate as to Adjustments.  In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise or redemption of this Warrant, the Company, upon request, will give written notice thereof to the holder of this Warrant in the form of a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7.                                      Notices of Record Date.  In the event of

(a)                                 any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)                                 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(c)                                  any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d)                                 any proposed issue or grant by the Company of any shares of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, then and in each such event the Company will mail to the holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Stock (or any shares of stock or other securities at the time issuable upon the exercise or redemption of this Warrant) shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.

8.                                      Transfer or Exchange of Warrant.  Subject to compliance with the restrictions on transfer set forth in this Warrant, this Warrant (and all rights hereunder) may be transferred, in whole or in part, to an Affiliate (the “Transferee”) of the Holder. Such transfer shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Company’s designated offices, together with a written assignment of this Warrant in form satisfactory to the Company and duly executed by the Holder.  Upon such surrender and delivery for exchange of this Warrant, properly endorsed, to the Company, the Company will issue and deliver to, or on the order of, the Transferee a new Warrant or Warrants of like tenor, in the name of Transferee and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. Prior to due presentment for registration of transfer thereof, the Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.  All Warrants issued upon any valid assignment of this Warrant shall be the valid obligations of the Company, evidencing the same rights and entitled to the same benefits as the this Warrant surrendered upon such registration of transfer.

9.                                      Replacement of Warrant.  On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.                               Investment Intent and Representations.

(a)                                 Unless a current registration statement under the Securities Act shall be in effect with respect to the issuance of the securities to be issued upon exercise or redemption of this Warrant, the holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise or redemption hereof, and at the time of any proposed transfer of securities acquired upon exercise or redemption hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise or redemption hereof are for the own account of the holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any person thereof).

(b)                                 The Holder acknowledges that it currently has, and had immediately prior to its receipt of the offer of sale from the Company, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of the investment in this Warrant.  The Holder acknowledges that it had the opportunity to ask questions of, and receive answers from, management of the Company concerning the terms and conditions of this investment and to

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act or that is necessary to verify the accuracy of the other information obtained.  The Holder acknowledge that they each have received such information as they deem necessary to enable them to make their investment decision.  The Holder represents and warrants that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

11.                               No Rights or Liability as a Stockholder.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  No provisions hereof, in the absence of affirmative action by the Holder to purchase Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

12.                               Notices.  Any notice required or permitted by the provisions of this Warrant to be given to the Holder shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication and shall be deemed sent upon such mailing or electronic transmission.

13.                               Miscellaneous.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law provisions thereof.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Remainder of Page Intentionally Left Blank]

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

DATED:	, 2011

QUANTERIX CORPORATION

By:
Name: Martin Madaus
Title: President

ACKNOWLEDGED AGREED:

STRATEC BIOMEDICAL SYSTEMS AG

By:
Name:
Title:

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXERCISE NOTICE

[To be signed only on exercise of Warrant]

To: Quanterix Corporation

The undersigned, the holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provisions of Section 2(a) of such Warrant, to exercise the purchase right represented by such Warrant for, and to purchase thereunder,          * shares of Series A-3 Preferred Stock of Quanterix Corporation and herewith makes payment of $           therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                 , whose address is

.

(Signature must conform in all
respects to name of holder as
specified on the fact of the
Warrant)

(Address)

Dated:

*Insert here the number of shares as to which the Warrant is being exercised.

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

**REDEMPTION NOTICE

[To be signed only on redemption of Warrant]

To: Quanterix Corporation

The undersigned, the holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provisions of Section 2(b) of such Warrant, to redeem, and to cause the Company to redeem, such Warrant with respect to that portion of such Warrant representing           * underlying shares of Series A-3 Preferred Stock of Quanterix Corporation.  The undersigned requests that the certificates for the shares of Series A-3 Preferred Stock (or other securities or property issuable under the Warrant) issuable upon redemption be issued in the name of, and delivered to                            ,

whose address is                                       .

(Signature must conform in all
respects to name of holder as
specified on the fact of the
Warrant)

(Address)

Dated:

*Insert here the number of underlying shares with respect to which the Warrant is being redeemed.

STRATEC Development Services and Equity Participation Agreement

Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.